EXHIBIT 99.3


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-76448) pertaining to the 2000 Stock Option Plan of Vestin Group, Inc. of our report dated February 27, 2003, with respect to the consolidated financial statement of Vestin Group, Inc. included in the Annual Report on Form 10-KSB/A for the year ended December 31, 2002.


/s/ Ernst & Young LLP
Phoenix, Arizona
April 30, 2003